CREDIT ASSET
SUISSE MANAGEMENT


                         GLOBAL PERSONAL TRADING POLICY

I.       DEFINITIONS

For purposes of this Global Policy:

     o the term "Employees" shall include: (i) any employee of CSAM; (ii) full-time consultants, full-time contractors and long-term temporary workers on more than a six-month assignment; and (iii) any other person designated in the sole discretion of Local LCD.

     o the term "security" shall include any security, including a security issued by any collective investment vehicle or fund, as well as an option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security; "security" shall exclude commodities and foreign currency exchange contracts.

     o the terms "purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security.

     o the term "CSAM client" shall include all advisory clients of the Employee's local CSAM office, including (i) funds advised by the office; and (ii) funds sub-advised by the office to the extent that the local CSAM office renders discretionary investment advice.

     o the term "Employee account" includes any account in which an Employee has a direct or indirect financial interest (by contract, arrangement, understanding, relationship or otherwise) or has the power, directly or indirectly, to make or influence investment decisions. For the purposes of the Policy, each Employee is deemed to have a direct or indirect financial interest in the following additional accounts:

          o accounts of the Employee's spouse, partner, minor children and other family members residing in the Employee's household (each, a "Family Member");

          o accounts of any investment club in which the Employee or a Family Member participates;

          o accounts of any corporation, limited liability company or similar entity the management or policies of which are controlled by the Employee or a Family Member or accounts of any limited partnership of which the Employee or a Family Member is a general partner; and

          o accounts of any trust of which the Employee is trustee, beneficiary or settlor.

The above list of accounts is meant to be a representative list and is not meant to be exhaustive.

II.      STATEMENT OF GENERAL PRINCIPLES

In conducting personal investment activities, all Employees are required to comply with all applicable laws and regulations and the following general fiduciary principles:

o    the interests of CSAM clients must always be placed first;

o    Employees may not engage in any transaction with a client of CSAM;

o all personal securities transactions must be conducted in such a manner as to avoid any actual, potential or perceived conflict of interest or any abuse of an individual's position of trust and responsibility;

o Employees must not take inappropriate advantage of their positions or information that they have received or to which they have access; and

o personal trading must not take too much of the Employee's time or otherwise interfere with the Employee's ability to fulfill his or her job responsibilities in the judgment of the Employee's manager or the CSAM Local Management Committee.

CSAM has separate policies and procedures designed to detect and prevent insider trading [INTRANET LINK], and governing Directorships and outside business activities [INTRANET LINK], which should be read together with this Global Policy. FOR EXAMPLE, EMPLOYEES WHO MANAGE OR PROVIDE ANALYSIS FOR FUNDS MAY NOT TRADE OR RECOMMEND THAT OTHERS TRADE IN SHARES OF THE FUNDS WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION REGARDING SUCH funds. Nothing contained in this Global Policy should be interpreted as relieving any Employee from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure to which he or she is subject.

III.     MUTUAL FUNDS AND OTHER REGULATED COLLECTIVE INVESTMENT SCHEMES

Employees are not required to pre-clear trades in shares of mutual funds (i.e., open-end funds) and other regulated collective investment schemes, but must report all trades and holdings as described below in Section VIII. Trades in shares of such funds, other than money market funds, are subject to the Short-Term Trading Prohibition set forth in Section VII.A.

IV.      TRADING ACCOUNTS

All Employee accounts will be subject to monitoring by Local LCD. Each Local LCD will determine whether Employee accounts must be maintained at an affiliate of CSAM or at an unaffiliated entity. No Employee shall open or maintain a numbered account or an account under an alias without the express prior written approval of Local LCD.

V.       PRE-CLEARANCE REQUIREMENTS

Employees must pre-clear trades of the securities set forth below with Local LCD for each Employee account (attached as Attachment B is a form to request such approval). If clearance is given for a transaction and such transaction is not effected on that business day, a new pre-clearance request must be made.

Securities Subject to the Pre-Clearance Requirement:

Equities

     o    common stock;

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

     o    preferred stock; and
     o    rights and warrants.

Options on Single Securities and Indices (subject to the rules herein on the use of options)

     o    puts; and
     o    calls.

Bonds

     o non-investment grade debt securities (i.e., "junk bonds"), including unrated debt securities of equivalent "junk" quality;
     o debt securities (investment grade or non-investment grade) convertible into equity securities;
     o    municipal debt securities (investment grade or non-investment grade);
          and
     o    mortgage-backed and other asset-backed securities.

Funds

     o closed-end fund shares traded on an exchange or other secondary market; and
     o private funds, limited partnerships, unregulated collective investment schemes and similar vehicles. (Please note special requirements set forth below in Section VII.E.)

Please note that certain securities may be subject to a restricted list, in which case purchases and/or sales may be prohibited.

Transactions Exempt from the Pre-Clearance Requirement:

     o purchases and sales of shares of mutual funds (i.e., open-end funds) and other regulated collective investment schemes;

     o    purchases and sales of exchange-traded funds;

     o purchases and sales of shares of closed-end funds that are not traded on an exchange or other secondary market;

     o purchases and sales of fixed income securities issued, guaranteed or sponsored by a government member of the Organisation of Economic Co-Operation and Development ("OECD");

     o purchases that are part of an automatic purchase plan, such as an automatic dividend reinvestment plan or a plan to purchase a number of shares per month;

     o purchases and sales that are involuntary on the part of Employees and CSAM clients (e.g., stock splits, tender offers, and share buy-backs);

     o    acquisitions of securities through inheritance;

     o purchases and sales in any account over which an Employee has no direct or indirect influence or control over the investment or trading of the account (e.g., an account managed on a discretionary basis by an outside portfolio manager, including a "Blind Trust");

     o purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer;

     o purchases of securities whereby the acquisition is a result of an entity converting from a mutual ownership to a stock ownership; and

     o    sales pursuant to tender offers by an issuer.

Please note that all securities are subject to the Short-Term Trading Prohibition (Section VII.A.) and Reporting (Section VIII) Requirements.

VI. CONFLICTS/DISCLOSURE OF INTEREST No Employee may recommend to, or effect for, any CSAM client, any securities transaction without having disclosed to Local LCD his or her personal interest (actual or potential), if any, in the issuer of the securities, including without limitation:

     o any ownership or contemplated ownership of any privately placed securities of the issuer or any of its affiliates;

     o any employment, management or official position with the issuer or any of its affiliates;

     o any present or proposed business relationship between the Employee and the issuer or any of its affiliates; and

     o any additional factors that may be relevant to a conflict of interest analysis.

Where the Employee has a personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a CSAM client shall be subject to an independent review by Local LCD.

VII.     TRADING PROHIBITIONS

Purchases and sales of securities that are exempt from the Pre-Clearance Requirement are also exempt from the following trading prohibitions. The Short-Term Trading Prohibition applies to ALL purchases and sales of securities.

A. Short-Term Trading In no event may an Employee make a purchase and sale (or sale and purchase) of a security, including shares of any (open-end) mutual fund or other regulated collective investment schemes (other than money market funds), within two months of the date of the initial purchase or sale. Local LCD, in its sole discretion, may extend this prohibition period for particular securities and/or Employees. The Short-Term Trading prohibition shall be administered on a "Last In First Out" basis.

Exemptions from Short-Term Trading Prohibition:

     o Volitional purchases or sales of shares of any (open-end) mutual fund or other regulated collective investment scheme made within two months of an automatic purchase or sale, such as a periodic purchase or redemption plan.

          Examples: (1) Employee purchases shares of a fund twice a month in a retirement account pursuant to a "Dollar Cost Averaging Automatic Purchase Plan." Employee redeems shares of the fund from which he purchased shares within the prior two months. Employee's redemption of the shares is exempt from the Short-Term Trading Prohibition. (2) Employee invests in a fund (outside of an automatic purchase program) and then redeems the shares within two months of the investment. Employee's redemption is prohibited.

     o Sales of a security at a significant loss (generally at a loss of 30% or more) (only with approval of LCD).

B. Side-by-Side Trading No Employee may purchase or sell (directly or indirectly) any security if at the time of such purchase or sale:

     o there is a "buy" or "sell" order pending for a CSAM client that has not yet been executed; or

     o the Employee knows (or should know) that the security is being considered for purchase or sale by or for any CSAM client.

Exemption from Side-by-Side Trading Prohibition:

     o Transactions on the Side-by-Side/Blackout Period Exemption List [INTRANET LINK], which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by CSAM clients (individually or in the aggregate), would have a material impact on the price of the security.

C. Blackout Periods Employees are prohibited from trading in any security during each "blackout period," which is the period from five business days (i.e., days on which the major exchange(s) in the country of your local CSAM office are open) before through one business day after a CSAM client trades in the security. Please note that, if upon review of your pre-clearance request or subsequent review of trades you are found to have executed your trade during the blackout period, you may be required to unwind the trade, donate any profits to charity or swap execution with a client if you obtained a better price for your trade than the CSAM client.

Exemption from Blackout Periods Prohibition:

     o Transactions on the Side-by-Side/Blackout Period Exemption List [INTRANET LINK], which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by CSAM clients (individually or in the aggregate), would have a material impact on the price of the security.

D. Initial Public Offerings No Employee may directly or indirectly acquire any security (or a financial interest in any security) in an initial public offering in the primary securities market, unless the acquisition is pursuant to a separate non-institutional offering to members of the general public and the securities included in such offering cannot be offered to any CSAM client.

E. Private Placements No Employee may directly or indirectly acquire or dispose of any privately placed security (or any financial interest in any privately placed security) without the express prior written approval of Local LCD. Approval will take into account, among other factors, whether the investment opportunity should be reserved for a CSAM client, whether the opportunity is being offered to the Employee because of his or her position with CSAM or as a reward for past transactions and whether the investment creates, or may in the future create, a conflict of interest. Attachment A is a form to request such approval.

F. Futures Contracts No Employee may invest in futures contracts with respect to an individual security, but may invest in futures contracts with respect to indices and interest rates.

G. Options No Employee may write (i.e., sell) any options on an individual security, except for hedging purposes and only if the option is fully covered. Employees may write options on indices and purchase options on individual securities and indices. Please note that the purchase and sale of all options are subject to the Short-Term Trading Prohibition (Section VII.A.).

H. Financial Spread Betting No Employee may engage in financial "spread betting."

I. Trading, Hedging and Speculation in Credit Suisse Group Securities Employees may trade CSG stock, subject to applicable trading windows [INTRANET LINK] and may only hedge vested positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval by Local LCD.

J. Unlimited Liability Transactions/Short Selling No Employee may engage in any transaction with respect to an individual issuer that can result in a liability that is greater than the amount invested. Accordingly, short selling is only permitted to hedge an underlying security position held by the Employee.

VIII.    REPORTING AND OTHER COMPLIANCE PROCEDURES

A. Initial Certification Within 10 days after the commencement of employment with CSAM, each Employee shall submit to Local LCD an initial certification in the form of Attachment C to certify that:

     o he or she has read and understood this Global Policy and recognizes that he or she is subject to its requirements;

     o he or she has disclosed or reported all personal securities holdings in which Employee has a direct or indirect financial interest, including all Employee accounts; and

     o he or she has reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

As part of orientation for all new Employees, Local LCD shall notify all new Employees about the Initial Certification requirements. The Human Resources ("HR") Department of the local CSAM office shall notify Local LCD of all new Employees, including full-time consultants and long-term temporary workers and contractors on more than a six-month assignment.

B. Annual Certification Each Employee shall submit to Local LCD an annual certification in the form of Attachment D on or before January 30th of 2005 and each year thereafter to certify, among other things, that:

     o he or she has read and understood this Global Policy and recognizes that he or she is subject to its requirements;

     o he or she has complied with all requirements of this Global Policy; and he or she has disclosed or reported, as of December 31st of the prior year, and (a) all personal securities transactions for the previous year, (b) all personal securities holdings in which Employee has a direct or indirect financial interest, including all Employee accounts, and (c) the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

Employees should comply with the initial and annual reporting requirements by submitting account statements and/or Attachment E to Local LCD within the prescribed periods.

C. Quarterly Reporting Each Employee shall submit the following documentation (electronically or otherwise) to Local LCD within 10 days after the end of each calendar quarter:

     o duplicate copies of confirmations of all personal securities transactions, if any, and copies of periodic statements for all Employee accounts, including confirmations and statements for transactions exempt from the Pre-Clearance Requirement;

     o if an Employee account was first established during the quarter, then the Employee should report to Local LCD the following information if not included in the periodic statement: (i) name of broker-dealer,
          (ii) date on which the account was established, and (iii) if the Employee has no direct or indirect influence or control over the investment or trading of the account, the name(s) of each person or institution managing the account (or portion thereof); and

     o if not included in the periodic statements, a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance.

Employees may request their broker-dealers to provide such documentation on their behalf (electronically or otherwise) to satisfy their quarterly reporting requirements. If it is impossible for an Employee to submit the quarterly documentation to submit to Local LCD within 10 days after the end of the calendar quarter, then the Employee shall submit a report prepared by the Employee to Local LCD containing the information in such documentation, which shall include the date of the submission of the report.

Employees of non-U.S. registered investment advisers may, to the extent they desire, for the Quarterly Reporting obligation described in Paragraph C above, he/she may disclose only the name of each security held and any position in which the employee has a "significant interest." For purposes of this policy, significant interest shall mean the lesser of USD $100,000 or 1% of the shares/issue outstanding of a particular security. Employees of U.S. registered investment advisers must comply in full with Paragraph C above.

IX.      LOCAL LCD,  COMPLIANCE MONITORING AND SUPERVISORY REVIEW

A. Local LCD may exempt any account or transaction from one or more trading prohibitions or reporting provisions in writing under limited circumstances if the transaction or the waiver of the reporting requirements is not inconsistent with the purpose of this Global Policy.

B. Local LCD shall report material issues under this Global Policy immediately to both the Local Management Committee (or equivalent body) of the corresponding CSAM office and the Global General Counsel. At least annually, Local LCD shall prepare a written report to the Local Management Committee (or equivalent body) of the corresponding CSAM office, the Global General Counsel and any other relevant recipient, that:

     o describes issues that have arisen under this Global Policy since the last report, including, but not limited to, material violations of the Global Policy or procedures that implement the Global Policy and any sanctions imposed in response to those violations; and

     o certifies that the Local CSAM office has adopted procedures reasonably necessary to prevent Employees from violating the Global Policy.

X.       SANCTIONS

Upon discovering that an Employee has not complied with the requirements of this Global Policy, the CSAM Local or Global Executive Committees (or equivalent bodies) may, subject to applicable law or regulation, impose on that person whatever sanctions are deemed appropriate, including censure, fine, reversal of transactions, disgorgement of profits (by donation to charity of Employee's choice where permissible under applicable law), suspension, or termination of employment.

XI.      CONFIDENTIALITY

All information obtained from Employees under this Global Policy shall be kept in strict confidence by CSAM, except that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. To the extent permissible under applicable law or regulation, CSAM may also (i) make each Employee's information available to the Employee's manager(s), the CSAM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the CSAM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Global Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

XII.     CONFLICT OF RULES

Where an Employee works in an office of another CSG entity or in close proximity to staff from another CSG entity, Local LCD shall determine which policies apply to the Employee.

XIII.    FURTHER INFORMATION

Any questions regarding the Global Policy should be directed to Local LCD.

XIV.     APPROVAL AND ENTRY INTO FORCE

The present Global Policy was approved by the Global Executive Committee in its meeting on March 31, 2004 and enters into force August 30, 2004.




Dated:  August 30, 2004

                                                                    ATTACHMENT A

                             SPECIAL APPROVAL FORM

1. The following is a private placement of securities (or other investment requiring special approval) that I want to dispose of or acquire:


 NAME OF PRIVATE SECURITY,        DATE TO BE         AMOUNT TO         RECORD         PURCHASE            HOW ACQUIRED
  IPO OR OTHER INVESTMENT          ACQUIRED           BE HELD           OWNER          PRICE            (BROKER/ISSUER)
----------------------------- ------------------- ----------------- -------------- --------------- ---------------------------

----------------------------- ------------------- ----------------- -------------- --------------- ---------------------------

----------------------------- ------------------- ----------------- -------------- --------------- ---------------------------

----------------------------- ------------------- ----------------- -------------- --------------- ---------------------------

----------------------------- ------------------- ----------------- -------------- --------------- ---------------------------

2. Are you aware of a CSAM client for whom this investment opportunity would be appropriate?

         ___ Yes  ___ No

3. Is this investment opportunity being offered to you because of your position/employment with CSAM or as a reward for any transaction?

         ___ Yes  ___ No

4. Would this investment create, now or in the future, a conflict of interest with a CSAM client?

         ___ Yes  ___ No

5. If an IPO, confirm that the offering is a separate, non-institutional offering to members of the general public, and cannot be offered to any CSAM client.

         ____Yes, I confirm                 ___ No, I cannot confirm

I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the CSAM Global Personal Trading Policy, and (c) will comply with all reporting requirements of the CSAM Global Personal Trading Policy.

--------------------------------            -------------------------------
Signature                                                 Date

--------------------------------
Print Name

___ Approved
___ Not Approved

--------------------------------            ------------------------------
Local LCD                                                 Date

                                                                    ATTACHMENT B

                       PERSONAL TRADING PRE-CLEARANCE FORM

This form should be filled out completely to expedite approval.

1.       Security:         _________________________________________________

         Ticker:           _________________________________________________

         ____ Purchase              ____ Sale

2.       Number of shares/bonds/units/contracts:
         --------------------------------------

3.       Account Name/Short name:
         --------------------------------------

4.       Bank/Brokerage Firm and Account Number:

         --------------------------------------

5.       Are you aware of a CSAM client for whom this investment opportunity is appropriate?
         -----------------------------------------------------------------------

6.       Have you purchased or sold the security within two months of today?

         ____ Yes          _____ No

7.       Are you aware that:

         o there is a "buy" or "sell" order pending for a CSAM client that has not yet been executed; or

         o the security is being considered for purchase or sale by or for a CSAM client.

         ___ Yes     ___ No

         If yes, please describe.

         -----------------------------------------------------------------------

                [NOTE: LOCAL LCD STILL MUST COMPLETE REVIEW OF TRADING ACTIVITY]

8.       Is the transaction on the Side-by-Side/Blackout Period Exemption List?
         ____ Yes          _____ No


I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the CSAM Global Personal Trading Policy and this trade otherwise complies with the CSAM Global Personal Trading Policy, including the prohibition on investments in initial public offerings, and (c) will comply with all reporting requirements of the CSAM Global Personal Trading Policy.

----------------------------------          -------------------------------
Signature of Employee                                Date

----------------------------------
Print Name
___ Approved

___ Not Approved

--------------------------------            --------------------------------
Local LCD                                   Date - VALID THIS BUSINESS DAY ONLY.

                                                                    ATTACHMENT C

                              INITIAL CERTIFICATION

I certify that:

o I have read and understood the CSAM Global Personal Trading Policy, which includes any applicable local supplement, and recognize that I am subject to its requirements.

o I have disclosed or reported all personal securities holdings in which I had a direct or indirect financial interest, including all "Employee accounts" as defined in the CSAM Global Personal Trading Policy, as of the date I became an "Employee" of CSAM. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account.

o I understand that CSAM will monitor securities transactions and holdings in order to ensure compliance with the CSAM Global Personal Trading Policy. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, CSAM may also (i) make each Employee's information available to the Employee's manager(s), the CSAM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the CSAM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Global Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

o For the purpose of monitoring securities transactions and holdings information under the CSAM Global Personal Trading Policy only, I confirm that I will (i) provide copies of all confirmations and statements subject to this Policy and/or (ii) instruct all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with CSAM.

o I understand that any circumvention or violation of the CSAM Global Personal Trading Policy will lead to disciplinary and/or legal actions, including dismissal.

o I understand that I have to report any additions, deletions or changes with respect to Employee accounts.


--------------------------------            -------------------------------
Signature of Employee                       Date

---------------------------------
Print Name

                                                                    ATTACHMENT D

                              ANNUAL CERTIFICATION

I certify that:

o I have read and understood the CSAM Global Personal Trading Policy, which includes any applicable local supplement, and recognize that I am subject to its requirements.

o I have complied with all requirements of the CSAM Global Personal Trading Policy in effect during the year ended December 31, 2___.

o I have disclosed or reported all personal securities transactions, including all personal securities transactions in each "Employee account," for the year ended December 31, 2___ and all personal securities holdings in which I had any direct or indirect interest, including holdings in each Employee account, as of December 31, 2___. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account, as of December 31, 2___.

o I understand that CSAM will monitor securities transactions and holdings in order to ensure compliance with the CSAM Global Personal Trading Policy. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, CSAM may also (i) make each Employee's information available to the Employee's manager(s), the CSAM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the CSAM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Global Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

o For the purpose of monitoring securities transactions and holdings information under the CSAM Global Personal Trading Policy only, I confirm that I have (i) provided copies of all confirmations and statements subject to this Policy, and/or (ii) instructed all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with CSAM.

o I understand that any circumvention or violation of the CSAM Global Personal Trading Policy will lead to disciplinary and/or legal actions, including dismissal.

o I understand that I have to report any additions, deletions or changes with respect to Employee accounts.


--------------------------------            -------------------------------
Signature of Employee                       Date

--------------------------------
Print Name

                                                                    ATTACHMENT E

    CREDIT SUISSE ASSET MANAGEMENT - PERSONAL SECURITIES ACCOUNT DECLARATION ALL EMPLOYEES MUST COMPLETE EACH APPLICABLE ITEM (1,2,3 AND/OR 4) AND SIGN

BELOW. 1. The following is a list of "Employee accounts":

                       BANK/BROKER/DEALER/
                           FUND COMPANY                                         ACCOUNT TITLE AND NUMBER
     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

     --------------------------------------------------------- -----------------------------------------------------------

2. The following is a list of "Employee accounts" that have been opened in the past year:

             BANK/BROKER/DEALER/
                 FUND COMPANY                     ACCOUNT TITLE AND NUMBER                      DATE OPENED
     ------------------------------------- --------------------------------------- ---------------------------------------

     ------------------------------------- --------------------------------------- ---------------------------------------

     ------------------------------------- --------------------------------------- ---------------------------------------

3. The following is a list of "Employee accounts" that have been closed in the past year:

             BANK/BROKER/DEALER/
                 FUND COMPANY                     ACCOUNT TITLE AND NUMBER                      DATE CLOSED
     ------------------------------------- --------------------------------------- ---------------------------------------

     ------------------------------------- --------------------------------------- ---------------------------------------

     ------------------------------------- --------------------------------------- ---------------------------------------

4. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) held in an "Employee account" or in which I have a direct or indirect financial interest (for securities held in accounts other than those disclosed in response to items 1 and 2):

NAME OF PRIVATE SECURITY OR        AMOUNT          RECORD          PURCHASE        HOW ACQUIRED
      OTHER INVESTMENT         DATE ACQUIRED        HELD             OWNER             PRICE          (BROKER/ISSUER)
----------------------------- --------------- ----------------- ----------------- --------------- ------------------------

----------------------------- --------------- ----------------- ----------------- --------------- ------------------------

----------------------------- --------------- ----------------- ----------------- --------------- ------------------------

5. I do not have a direct or indirect financial interest in any securities/funds Employee accounts or otherwise have a financial interest in any securities or other instruments subject to the Policy. (Please initial.)

    -------------
    Initials

I declare that the information given above is true and accurate:

--------------------------------            -------------------------------
Signature of Employee                       Date

-------------------------------
Print Name

                   SIDE-BY-SIDE/BLACKOUT PERIOD EXEMPTION LIST

Purchases or sales of U.S.$5,000 of common shares/stock of issuers with a market capitalization of at least U.S.$2.0 billion as of the Business Day on which pre-clearance is requested.*

*Local LCD may modify the exemption, provided that Local LCD determines that neither the Employee transaction, nor any transaction by CSAM clients (individually or in the aggregate), would have a material impact on the price of the security, subject to approval by the CSAM Global General Counsel.

          CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED ("CSAMA")
    LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("GLOBAL POLICY")

GLOBAL PERSONAL TRADING POLICY

The application of the Global Policy by Credit Suisse Asset Management (Australia) Limited is amended as outlined below:

PART IV- TRADING ACCOUNTS

Employees are permitted to open an account with a broker pre-approved by the Executive Committee of CSAMA (the "Executive Committee"). To open an account with an Allowed Broker, the employee must complete an "Allowed Broker Request Form" (available on LCD Intranet) and submit it to LCD for approval. This form contains a list of the allowed brokers.

An Employee may apply for an exemption from this requirement but only in extenuating circumstances. An "Outside Broker Request Form" (available on LCD Intranet) must be completed and submitted to LCD who will forward the request to the Executive Committee for approval. Such a request will not be granted unless the Employee has demonstrated a convincing reason why he or she cannot maintain the account with an Allowed Broker.

PART V- PRE-CLEARANCE REQUIREMENTS

CSAMA Employees are required to use the Intranet based Pre-Trade Clearance Form, available on the CSAMA LCD website for all pre-approval to trade (this is in place of completing Attachment B of the Global Policy). In addition to LCD providing pre-approval as per the Global Policy, CSAMA's approval process also requires the approval of a dealer and portfolio manager. Submission of the Intranet based form provides an email alert to the relevant people required to provide the pre-trade approval. Approval or disallowance of the transaction will be forwarded to employees via email. Valid approval is not deemed to be given until all three approvals have been provided.

Transactions Exempt from the Pre-Clearance Requirement includes share top-up plans that are offered by an issuer to all holders or classes of holders of securities in the issuer.

PART VI- CONFLICTS/DISCLOSURE OF INTEREST

For clarification, the disclosure of interests reporting requirement under Part VI of the Global Policy is meant to capture instances where an employee is recommending or effecting a securities transaction for a client in a stock where such disclosure should be made to ensure any conflicts of interest are managed appropriately. Such disclosure may arise in, but would not be limited to, the following:

     o An employee holds stock as the result of a private placement and is acquiring shares for their clients in the issuer in the IPO;

     o An employee has a significant personal holding in the stock in which they are about to transact in for their clients; or

     o An employee has an associate (e.g. relative or business partner) that holds a prominent position in relation to the issuer (e.g. on the board of directors, significant personal holding)

PART VII - TRADING PROHIBITIONS

A. Short-Term Trading

Exemptions from the Short-Term Trading Prohibition includes transactions undertaken for legitimate taxation purposes provided they are in writing and are approved by Legal and Compliance.

B. Side-by-side Trading.

Where a securities transaction is for an amount less than AUD10,000 and the company has a market capitalisation of AUD2bn or greater, the transaction is exempt from the Side-by-Side Trading prohibitions.

C. Blackout Periods.

Where a securities transaction is for an amount less than AUD75,000 and the security is included in the S&P/ASX 200 Index, it will be exempt from the Blackout Period prohibition.

D. Initial Public Offerings.

Employees are only able to subscribe for an initial public offering of a security by applying in the general public offering. Employees are prohibited from participating in an offering under any broker allocation (even in a retail offering).

        CREDIT SUISSE ASSET MANAGEMENT, SWITZERLAND ("CSAM, SWITZERLAND") LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("GLOBAL POLICY")


GLOBAL PERSONAL TRADING POLICY

This supplement outlines the special procedures to be followed in Switzerland. By signing the Certification and Account Disclosure Form you are committed to adhere to the Global Policy and the Swiss Supplement.

PART IV. TRADING ACCOUNTS

Employees are encouraged to carry out their personal account trading through a securities account with a Credit Suisse Group affiliate (a "Group Company") where the policy can be monitored directly through the existing mainframe or routing system.

Employees are required to sign an initial banking secrecy waiver certification (see annexe) granting CSAM the unfettered right to periodically obtain from CS entities and affiliates operating on the Swiss Banking IT Platform (HOST) transaction details in electronic form. Upon request, CSAM will submit to those CS entities a signed waiver copy accompanied by the Global Personal Account Trading Policy.

The acceptance of a power of attorney by an employee of CSAM covering accounts of any Group Company employee requires prior written authorization by the department head and the Business Compliance.

The employee must disclose all accounts covered by this Policy (including e-trading accounts, e.g., DIRECNET, SWISSQUOTE) to Business Compliance using the appropriate Certification and Account Disclosure Form (Attachment E) before any transactions may be executed. Employees who do not have accounts covered by this policy must confirm this fact by returning the signed Disclosure Form.

PART V. PRE-CLEARANCE REQUIREMENTS

For transactions in instruments requiring pre-approval by Business Compliance, the employee may send his/her request through the FMS Pre-clearance form. In exceptional cases, requests may also be made by calling the designated PA Trading Hotline number (+41 1 334 69 69 ).

Orders for execution may be placed through the ordinary client channels or self-entered through the WI01 mainframe application. Employees aren't allowed to place orders directly with employees at any other Group Company in charge of executing customer or proprietary transactions or allocating new issue subscriptions.

PART VII. TRADING PROHIBITIONS

B. Side-by-Side Trading

C. Blackout Periods

The Side-by-Side Trading and Blackout Period exemptions will be granted if the transaction face value is less than CHF 7'000.- and the market capitalization of the targeted issuer is greater than CHF 1.0 billion as of the Business Day on which the pre-clearance is requested.

RESTRICTIONS IN TRADING OF REAL ESTATE PRODUCTS

Employees involved in the management/administration of Credit Suisse real estate products (mutual funds, investment companies etc.) are required to adhere to a blackout period (trading prohibition) starting 1 month before and ending 1 month after the year end closing of the respective Credit Suisse real estate product. Exemptions to this blackout period may by granted by Local LCD upon request.

The department head may extend this trading prohibition and/or limit appointed employees involved in price sensitive projects on trading.

LCD will provide a regular transaction report to the Department Head for monitoring purposes.

BONUS SHARES

The Bonus Desk executes sales instructions only in connection with the redemption of an existing Lombard loan / credit. Such sales are subject to pre - clearance with Business Compliance. Unblocked shares have to be transferred into the employee's ordinary safekeeping account first before executing any transaction.

An exemption is provided until 2006 for those shares that were acquired through the Swiss Share Plan prior to 2003 whereby pre clearance beyond the trading window at the end of the first quarter through to the 1st Business Day of April is provided for.

PART VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES

PART IX. LOCAL LCD, COMPLIANCE MONITORING AND SUPERVISORY REVIEW

Employees with accounts outside the HOST environment are required to provide a transaction and position statement on a timely basis (i.e. 3 business days) after the execution by either instructing their bank to send a copy of all statements of account directly to the following address:

Credit Suisse Asset Management AMLC 2, P.O. Box 800 8070 Zurich, or submitting them personally. For all accounts maintained on the HOST, no separate transaction statements will be required. However the reporting on positions must be provided.

Regular activity reports will be provided to your department head. On request, Business Compliance will provide department heads with additional employee personal account trading transaction details.

          CREDIT SUISSE ASSET MANAGEMENT (FRANCE) S.A. ("CSAM FRANCE")
             CREDIT SUISSE ASSET MANAGEMENT GESTION ("CSAM GESTION")
    LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("GLOBAL POLICY")

GLOBAL PERSONAL TRADING POLICY

CSAM's new Global Policy presented below applies to all CSAM entities and describes the conditions under which employees of the CSAM may initiate stock market and financial transactions for their own account.

It applies to all CSAM France and CSAM Gestion employees without distinction. Management took into account:

     -    The company's small number of employees (less than 50 at present),

     - The fact that most of the company's employees work in an open-plan work space,

     - The existence of an integrated information system, that is accessible by all,

and concluded that the number of "sensitive" employees affected by the global policy could not be limited to just a few since everyone had access to investment management information in their own particular area.

This Global Policy cancels and replaces procedure PF030 dated 28/09/2001 governing stock market transactions by employees. It also supplements current internal compliance rules and directives as specified in the following documents:

     -    The Credit Suisse Group Code of Conduct;
     -    CSAM's Global Code of Conduct;
     -    Procedure on the prohibition of insider trading;
     -    Procedure on mandates and non-professional appointments;
     -    CSAM France's internal regulations.

This Global Policy is an appendix to the internal regulations of CSAM France and shall comply with and be governed by applicable French laws and regulations.

The following are the main texts governing the checks on stock market transactions by employees of investment management companies:

     - The French Monetary and Financial Code, articles 533-4 and 533-6 relating to the rules of good conduct applicable to investment service companies;

     - Regulation AMF no. 96-03 (amended) relating to the rules of good conduct applicable to portfolio management for third parties;

     - The compliance regulations of the French Association of Investment Managers.

Regarding checks on stock market transactions by investment management company employees, the French Financial Markets Authorities (AMF) stipulates in article 12 of Regulation No. 96-03 the following obligations:

      "The service provider will establish internal rules and regulations governing personal account transactions by persons appointed to the business of portfolio management for third parties:

      These rules must specify:

      -the conditions under which such persons will be able to trade financial instruments on their personal account in compliance with articles 2.3 and 14-17 of the present regulations;

      -the system of checks established by the service provider to ensure transparency whatever the domiciliation of security accounts;

      -the obligations of such persons to prevent unwarranted dissemination or misuse of confidential information."

PART IV. TRADING ACCOUNTS

PART VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES

Regarding checks on bank accounts, it is stipulated that in accordance with the applicable regulations, only accounts held by employees or accounts held jointly with an employee are governed by the present policy.

On the notion of "security accounts" CSAM France is not authorised to run accounts and all employee security accounts must therefore be held with other companies. All employee security accounts must be declared to the Legal & Compliance department by completing the required form (APPENDIX E) before any transactions may be executed. Employees who do not hold any accounts covered by this procedure must confirm this by signing the appropriate form and returning it to the Legal & Compliance department.

The Legal & Compliance department is available to answer any questions from employees or discuss any necessary changes that may arise from the application of this procedure.

       CREDIT SUISSE ASSET MANAGEMENT (DEUTSCHLAND) GMBH ("CSAM GERMANY") LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("GLOBAL POLICY")

GLOBAL PERSONAL TRADING POLICY

This supplement outlines the additional requirements for CSAM Germany to cover all requests expected by Auditors / Regulators.

PART IV. TRADING ACCOUNTS

Account opening requires prior written authorization by LCD.

The acceptance of a power of attorney by an employee requires prior written authorization by LCD.

An account, for which a power of attorney is granted just in case of an emergency ("Notvollmacht"), must not be disclosed as long as the power of attorney is not being made used.

PART V. PRE-CLEARANCE REQUIREMENTS

For transactions in instruments requiring pre-approval by LCD, the employee may send his/her request by e-mail or by fax (...75381888). The original Pre Clearance Form as to be provided the following business day.

PART VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES

The employee must disclose all accounts covered by this Policy (including e-trading Accounts), to LCD using the appropriate CSAM-Personal Securities Account Declaration Form (Attachment E) before any transactions may be executed.

Employees who do not have accounts covered by this policy (safekeeping accounts) must confirm this fact by returning the signed Form.

Employees are required to provide each transaction statement on a timely basis after the execution by instructing their bank to send a copy of all statements of account directly to LCD.

All transactions shall have a wealth formation orientation, not a speculative one.

                CREDIT SUISSE ASSET MANAGEMENT LIMITED ("CSAML")
    LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("GLOBAL POLICY")

CSAML has adopted CSAM Global Personal Trading Policy as its company's policy with an approval of CSAML's Board of Directors on April 28, 2004, on the condition that this local supplement is taken into effect at the same time.

II. STATEMENT OF GENERAL PRINCIPLES

CSAML full-time Board Members, full-time Statutory Auditor, and employees registered with Kanto Finance Bureau as portfolio managers or traders under the Law pertaining to Securities Investment Advisory Business (hereafter "specified employee") are required to comply with the following principles of Japan Securities Investment Advisors Association:

     o    the purpose of equity security trading must be "long term investment";

     o an employee must have an intent to hold the purchased equity securities for six months or more under the normal market environment

When a specified employee submits a Personal Trading Pre-Clearance Form for a purchase of equity securities, he or she is required to confirm his or her intent on the supplemental form. When a specified employee submits a Personal Trading Pre-Clearance Form for a sale of equity securities which he or she purchased less than six months ago, he or she is required to write a reason on the supplemental form why he or she has to sell them in spite of the initial intent to hold for at least six months. [Appendix-1: Supplemental Form for Specified Employees]

IV. TRADING ACCOUNTS

CSAML Employees may maintain personal trading accounts with (1) designated brokers for personal trading or (2) any other brokers or banks.

(1)  Designated brokers for personal trading are:
     o    Daiwa Securities Co., Ltd., Head Office, Private Banking Dept.
     o    Nikko Beans Securities Co., Ltd.
     Designated brokers send duplicate copies of all the statements of personal trading accounts directly to LCD. Employees do not have to send them to LCD by themselves. At opening an account, employees are required to sign a consent form for this arrangement. [Appendix-2: CSAML Consent Form for Designated Broker]

(2)  Other brokers or banks
     Employees are required to send duplicate copies of all the statements of their personal trading accounts received from brokers or banks to LCD by themselves.

In any case, employees are required to pre-clear a transaction with LCD.

VII. TRADING PROHIBITIONS

B. Side-by-Side Trading

C. Blackout Periods

The Side-by-Side Trading and Blackout Period exemptions will be granted if the mMarket capitalization is at least JPY 200 billion or USD 2 billion and employee purchase/sale within JPY 1 million or USD 10,000.

VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES

C. Quarterly Reporting

Employees are required to submit the duplicate copies of all the statements of their personal trading accounts to LCD within one month after the end of each calendar period regardless of the due date stipulated in the Global Policy.

X. SANCTIONS

Sanctions to be imposed shall be discussed by the CSAML Disciplinary Committee and determined in accordance with CSAML Employment Rules.

XII. CONFLICT OF RULES

Quadruple Hatted employees must comply with not only the Global Policy and its supplement but also CSFBJL's Employee Personal Account Trading Policy.